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                          GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231


                                November 25, 1996



Bay Apartment Communities, Inc.
4340 Stevens Creek Boulevard, Suite 275
San Jose, CA 95129

Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Bay Apartment Communities, Inc., a Maryland corporation (the "Company"), in connection with the registration on Form S-8, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 1,000,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), which may be issued pursuant to the Bay Apartment Communities, Inc. - 1996 Non-Qualified Employee Stock Purchase Plan (the "Plan").

     In connection with rendering this opinion, we have examined the Articles of Incorporation and Bylaws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; the registration statement on Form S-8 under the Securities Act relating to the Shares (the "Registration Statement"); the Plan, the Plan Information Statement and the Enrollment Form to be used in connection therewith; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Maryland General Corporation Law.

     Based upon the foregoing, we are of the opinion that, when the Shares have been issued and paid for in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and non-assessable shares of Common Stock.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities, as to which we express no opinion.



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                          GOODWIN, PROCTER & HOAR LLP

Bay Apartment Communities, Inc.
November 25, 1996
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Goodwin, Procter & Hoar LLP

                                          GOODWIN, PROCTER & HOAR LLP